SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No.)

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                                  RAQUEL, INC.
             -----------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

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

                                  RAQUEL, INC.
                        269 SO. BEVERLY DRIVE, SUITE 938
                            BEVERLY HILLS, CA 90212

                          NOTICE OF PROPOSED ACTION BY
                        WRITTEN CONSENT OF SHAREHOLDERS

                                January 25, 2002

To The Shareholders of RAQUEL, INC.

      Raquel Zepeda (the "Majority Shareholder") is the holder of a total of 18,378,000 shares or approximately 58% of the issued and outstanding stock of RAQUEL, INC., a Nevada corporation (the"Company'). The Majority Shareholder intends to adopt the following resolution of the Board of Directors by written consent in lieu of a special meeting pursuant to Section 242(a)(1) of the General Corporation Law of the State of Nevada.

      To facilitate the Company's ability to restore a stable trading share price, and improve the Company's ability to consummate pending acquisitions and to raise additional capital, authorize a reverse spilt of the outstanding common stock of the Company so that, after the effective date of the reverse split, there will be one (1) share of common stock outstanding for every one hundred (100) shares of common stock outstanding prior to the effective date of the reverse stock split.

      The Company will file the Certificate of Reverse Stock Split with the Secretary of State of Nevada reflecting the reverse stock split to be effective 10 calendar days after the mailing of this Information Statement or as soon thereafter as practicable.


                            /s/ EDWARD A. ROSE, JR.
                         EDWARD A. ROSE, JR., Secretary

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                                  RAQUEL, INC.
                        269 SO. BEVERLY DRIVE, SUITE 938
                            BEVERLY HILLS, CA 90212

                               February 22, 2002

               PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

      On or before February 8, 2002, the Majority Shareholders will submit their written consents to approve and adopt the Board of Directors resolution described in this Information Statement. As of February 8, 2002, the Majority Shareholders will hold, of record, 18,378,000 shares of the Company's common stock, par value $0.001 per share, or approximately 58% of the issued and outstanding common stock of the Company. Several hundred other shareholders hold the remaining outstanding shares of common stock.

      The Majority Shareholder consists of Raquel Zepeda, President and Chairman of the Board of Directors of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

        The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolution described in this Information Statement. Nevada law does not require that the proposed action be approved by a majority of the disinterested shareholders or provide for the rights of appraisal. Holders of the common stock of record as of January 25, 2002 ("Record Date") are entitled to submit their consent to the Board of Directors re solution described in this Information Statement, although no shareholder consents are required or requested to be submitted, other than that of the Majority Shareholders, in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders has no obligation to submit either of them. Whether or not shareholders submit consents will not affect their rights as shareholders regarding the proposed shareholder action by written consent that approves the resolution of the Board of Directors being adopted. Other shareholders, who desire to submit their consents must do so by February 8, 2002, in writing to the Company's corporate office, attention:
Secretary of the Corporation, and once submitted will be irrevocable. A total of 31,600,000 outstanding shares of common stock, as of the Record Date will be entitled to vote on the Company's proposed action described in this Information Statement.


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

                                  THE COMPANY

      The Company has its executive offices at 269 So. Beverly Drive, Suite 938,Beverly Hills, California, 90212 and its contact numbers are: telephone
(310) 274-0086; facsimile (310) 274- 0161 and e-mail RAQUELINC@AOL.COM.

               PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

      As described in the accompanying NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS, the Company proposes to implement a one (1) for one hundred (100) reverse split of the outstanding shares of the Company's common stock. After the reverse split of the common stock is effective, there will be a total of 316,000 shares of common stock issued and outstanding, of which 183,780 shares will be owned by the Majority Shareholders, as compared to 31,600,000 shares of common stock currently issued and outstanding, of which 18,378,000 shares are presently owned by the Majority Shareholders. There are no preferred shares of the Company's stock currently issued or outstanding. Fractional shares resulting from the reverse split will be redeemed in cash.

      The Board of Directors of the Company has voted unanimously to approve and adopt the reverse split of its issued and outstanding common stock. The Board of Directors has determined that the reverse split of the issued and outstanding common stock will restore a stable trading share price and improve the Company's ability to consummate pending acquisitions and to raise additional capital. The Board of Directors has determined that the reverse split is in the best interests of the Company and is equitable to all shareholders.

General Information

      The Company's Common Stock is quoted and traded on the Nasdaq Over The Counter Bulletin Board, under the trading symbol "RAQL." General economic conditions in the U.S. especially after the tragedy of September 11, has caused stock values in the securities market to decline, which has resulted in a significant reduction in the trading price per share of the Company's stock. This decline in the market price of our stock has an effect on our ability to raise capital and execute acquisitions.The Company's Board of Directors has considered the impact that these factors have had on the Company and has determined that, among other strategies to be implemented, a reverse split of its common stock is in the best interest of the Company.

Purpose of Proposed Reverse Split

      The Company believes that the reverse split will improve and stabilize the trading price range of the Common Stock so that it may be able to achieve its business objectives. The Company also believes that a higher share price,which should result from the reverse split, will help generate renewed interest among investors. Furthermore, the Company believes that the reverse split will provide it with a broader market for its Common Stock and facilitate the use of its Common Stock in acquisitions and financing transactions.

Potential Effects of the Reverse Split

      The effect of the reverse split upon the trading price of the Company's stock cannot be predicted, and the history of similar reverse split combinations for companies in like circumstances is varied. Consequently, there can be no assurance that the trading price per share after the reverse split will rise in equal proportion to the reduction in the number of pre-split shares. The trading share price of the Company's stock is also based on our ability to execute our business plan, maintain financial viability and attract additional capital, as well as other factors, such as the equities market and general economic conditions. Shareholders should recognize that when the reverse split is effectuated, they will own a fewer number of shares than they presently own.Furthermore, the reduced number of shares outstanding could adversely affect the liquidity in the market of the Company's stock after the reverse split.Consequently, there can be no assurance that the reverse split will achieve the anticipated results outlined in this Information Statement.

      The reverse split will affect all shareholders uniformly and will not affect any shareholder's percentage of ownership in the Company or proportionate voting power, except to the extent that fractional shares will be redeemed in cash. Also, certain shareholders, post-split, may own "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Shareholders owning "odd lots" may experience difficulty selling their shares in the open market.

      The reverse split will not result in the realization of taxable income or loss to the Company or its shareholders. The Company has no dividends in arrears and is not in default on any of its securities. The proposed action will not affect the amount of assets or liabilities of the Company, nor will it affect the Company's statement of operations. Accordingly, the proposed action will not affect the revenues, expenses or operating costs of the Company, other than the expenses incurred by the Company in connection with this Information Statement, which are estimated to be approximately $10,000. The book value per share and earnings or loss per share of the Company will be affected to the extent that there will be less shares of the Company's common stock issued and outstanding after the reverse stock split. Pursuant to the effective date of the reverse split, the par value of the Common Stock will remain $.001 per share and the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/100 of its present amount.

      The Company and the Majority Shareholder need not comply with any federal or state regulatory requirements in connection with consummating the proposed actions, other than filing this Information Statement with the SEC and recording the Certificate of Reverse Stock Split with the Nevada Secretary of State.

Manner of Effecting the Reverse Split and Exchange Stock Certificates.

      The reverse split will become effective on the date of filing (the"Effective Date") of the Certificate of Reverse Stock Split with the Secretary of the State of Nevada, unless the Company notifies its shareholders otherwise as soon as practicable after the filing date. On or shortly after the Effective Date, the Company, through its transfer agent North West Securities Transfer Agent & Registrar will send a letter of transmittal to each shareholder of record, as of the Record Date, with instructions for the surrender and reissuance of stock certificates. Upon proper completion and execution of the letter of transmittal and return thereof, together with the outstanding certificates, the shareholder will receive a certificate representing the number of the post-split shares into which his pre-split shares have been reissued as a result of the reverse split, along with a check for the redemption of fractional shares, if any. Shareholders should not submit any certificates until requested to do so. No new stock certificate will be issued until such shareholder has surrendered his outstanding stock certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding stock certificate representing the pre-split Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the post-split shares in the appropriately reduced number.

                                   MANAGEMENT

      The following table lists the name and ages of the executive officers and directors of the Company. The directors will continue to serve until the next annual shareholders meeting or until successors are elected and qualified.All officers serve at the discretion of the Board of Directors. As of January 25, 2002, the officers and directors of the Company were:

NAME                    AGE             POSITION
----                    ---             --------
Raquel Zepeda           50              CEO & Chairman of the Board
Russell Rockefeller     28              Vice President of Marketing
Edward A. Rose, Jr.     50              Corporate Secretary & Director


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

      RAQUEL ZEPEDA, has served as President and as a director of the Company since its inception on August 6, 1993 and as the Treasurer of the Company since August 1995. Ms. Zepeda established RAQL as a sole proprietorship in 1987. Along with her experience in banking (6 yrs), legal (8 yrs.), has worked in the cosmetics industry for over ten years. Ms. Zepeda has been the driving force of this venture. Not only has Ms. Zepeda used her inventive abilities to create RAQL's original fragrances and design all of RAQL's product lines; her creative and inventive abilities have extended to creating the greeting card line, "Think Blots," (see www.dementeddiagnosis.com) which was recently acquired by Raquel, Inc. Most importantly, Ms. Zepeda has maintained this corporation through any company's most difficult time; its development stage.

      RUSSELL ROCKEFELLER is currently serving as Vice President of Marketing for Raquel, Inc. and President and CEO of Network Marketing Network, Inc., a subsidiary of Raquel, Inc. Mr. Rockefeller is a highly regarded Internet Marketing professional, and has an extensive background in marketing and sales strategies, lead generation, and performance based, results oriented advertising. He has created and managed a profitable and successful e-marketing business for several years.

      EDWARD A. ROSE'S extensive experience encompasses over twenty years in finance and law, including positions with several Fortune 100 companies. He is a Certified Public Accountant both in New York and California. Additionally, Mr. Rose is a practicing business litigation and tax attorney in California and was admitted to the State Bar in 1995. Further, he is an adjunct professor of accounting and taxation at National University. Mr. Rose holds several degrees, J.D. from Western Sierra Law School; M.B.A. from Fairleigh Dickinson University; and a B.S. from Ohio State University. He is also a member of several professional organizations: San Diego County Bar Association, California Society of Certified Public Accountants, American Institute of Certified Public Accountants, AICPA Division for CPA Firms, and American Association of Attorney-CPA's.

      Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omission not in good faith or involving intentional violations of law,
(iii)illegal payment of dividends, stock repurchases, or stock redemptions, and
(iv)approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to the Company's shareholders for damages suffered by the Company or its shareholders as a result of a breach of their fiduciary duty. Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      The following table sets forth as of January 25,, 2002, the security ownership of each director and officer of the Company, and the directors and officers of the Company as a group, including common stock in this regard, only common stock is currently issued and outstanding. The Company has issued stock options which have not as yet been exercised to Jason Chester, and Raquel Zepeda as described under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." With the exception of the aforementioned, options the Company is not aware of any outstanding options, warrants, preferred stock, or other securities or convertible securities.

                                  Number of Shares        Number of Shares         Percentage of Outstanding
Name                              Before Split            After Split              (2)Less Than 1 %(1)
Raquel Zepeda                       18,378,000               183,780                         58%
269 So. Beverly Dr., Suite 938
Beverly Hills, Ca  90212

Edward A. Rose, Jr.                   1,000,000                1,000                        .03%
269 So. Beverly Dr.,Suite 938
Beverly Hills, Ca  90212

See "MANAGEMENT" for a description of the positions with the Company held by the persons listed in this table.(2) The Company currently has 29,700,000 shares of common stock issued and outstanding.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth the names and addresses of all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company, as well as the number of shares owned by each Majority Shareholder.

                                  Number of Shares        Number of Shares         Percentage of Outstanding
Name                              Before Split            After Split              (2)Less Than 1 %(1)
Raquel Zepeda                       183,780                  183,780                         58%
269 So. Beverly Drive
Suite 938
Beverly Hills, Ca  90212

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company issued an additional 4,000,000 shares in May, 2001 in order to execute purchase of options. The Company entered into an agreement with LBI Group, Inc. and Vincent Barone for options to purchase stock at a discounted price. Proceeds from this transaction are for 4,000,000 shares at $.05 each. (See S-8 filing of March, 2001.) On May 2, 2001 a Promissory Note was signed by the principals of the LBI Group and Vincent Barone to exercise their options. The Company will be receiving monthly payments in the amount of $6,000.00. (See
Exhibit 10.23, Promissory Notes of Paul Lovito, Matthew Lovito, Darrin Lovito, Marc Lovito [LBI Group, Inc; and Vincent Barone filed with the Amended 10KSB
2000).

      On August 2, 2001 the Company entered into a consulting agreement with Anthony L. Leone. Mr. Leone was issued options to purchase 1,000,000 shares of the Company's stock for .05 per share. The Company issued 1,000,000 shares of stock via an S-8 filing and accepted a Promissory Note from Mr. Leone in the amount of $50,000.

      On September 5, 2001, the Company acquired "Think Blots" from Ms. Zepeda.The terms of the agreement were for cash, 1,000,000 shares, and options to purchase 2,000,000 shares at .10 per share. (See S-8 filing of September, 2001).

      On December 19, 2001 the Company entered into a consulting agreement with Jason Chester was issued options to purchase 2,000,000 shares of the Company's stock for .025 per share per an S-8 filing. To date, Mr. Chester has exercised 500,000 of the options, and 1,500,000 in options remain outstanding.

          INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

      The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 30, 2000 are incorporated herein by reference:
"Item 1. Description of Business," "Item 2. Description of Property, " "Item 5. Market Information for Common Equity and Related Shareholder Matters," and "Item 7.Financial Statements." The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2001 are also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2:Management's Discussion and Analysis of Financial Condition and Results of Operations." Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.Any such statement so modified or superseded shall not be deemed to constitute apart of this Information Statement except as so modified or superseded.

      The Company is required to file certain reports with the SEC. For additional information, please refer to:

o     Our Annual Report on Form 10-KSB for the year ended December 31, 2000; and

o Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001.

      You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W.,Washington, D.C. 20549 or at the regional offices of the SEC. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room.These filings are also available electronically on the Internet at www.sec.gov. Copies of the Company's financial statements are available upon written request to:
EDWARD A. ROSE, JR., Secretary, RAQUEL, INC. 269 SO. BEVERLY DRIVE, SUITE 938, Beverly Hills, CA 90212.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO THE PROPOSED ACTION

      No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or a nominee for election as a director of the Company, or an associate of the foregoing persons has any substantial interest, direct or indirect, in the reverse split of the Company's shares which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of implementing a reverse split of the Company's shares.

OTHER MATTERS

      The Board of Directors of the Company is not aware that any matter,other than those described in this Information Statement, to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO EDWARD A. ROSE, JR., SECRETARY OF THE COMPANY, AT RAQUEL, INC., 269 SO. BEVERLY DRIVE, SUITE 938, BEVERLY HILLS, CA 90212, A COPY OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS AS REPORTED ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.